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                              EXHIBIT NO. (11)(b)
                        CONSENT OF PRICE WATERHOUSE LLP
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                              EXHIBIT NO. (11)(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 6 to the registration statement of Schwab Capital Trust on Form N-1A (Registration Statement) of our reports dated November 30, 1994, relating to the financial statements of Schwab International Index Fund and Schwab Small-Cap Index Fund, which appear in such Statement of Additional Information, and to the incorporation by reference of our reports into the Prospectuses which constitute part of this Registration Statement. We also consent to the references to us under the heading Additional Information and to the references "Accountants and Reports to Shareholders" in such Statement of Additional Information and to the references to us under the headings "Financial Highlights" in such Prospectuses.


/s/ Price Waterhouse

Price Waterhouse
San Francisco, California
December 15, 1995